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EXHIBIT 10.20

DIRECTOR'S STOCK OPTION AGREEMENT
(Renewal Grant)
under the
MIPS TECHNOLOGIES, INC.
DIRECTORS' STOCK OPTION PLAN

        MIPS Technologies, Inc., a Delaware corporation (the "Company"), has granted to                        (the "Optionee"), as of                        (the "Grant Date), the date of the Company's Annual Meeting, an option (the "Option") to purchase a total of 10,000 shares of the Company's Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's Directors' Stock Option Plan (the "Plan") which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Director's Stock Option Agreement, the terms and conditions of the Plan shall prevail.

        1.    Nature of the Option.    This Option is a nonqualified stock option and is not intended to qualify for any special tax benefits to the Optionee.

        2.    Exercise Price.    The exercise price is $            for each share of Common Stock, which is 100% of the fair market value of the Common Stock as determined on the Grant Date of this Option.

        3.    Exercise of Option.    This option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

          (i)    Right to Exercise.

            (a)   This Option shall be immediately vested and exercisable on the Grant Date.

            (b)   This Option may not be exercised for a fraction of a share.

            (c)   In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of this Option is governed by Sections 6, 7 and 8 of this Agreement.

          (ii)    Method of Exercise.    This Option shall be exercisable by written notice in the form attached hereto as Exhibit 1 which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person, by facsimile, by certified mail or by overnight courier to the Company's Stock Administration Department. The written notice shall be accompanied by payment of the exercise price.

        4.    Method of Payment.    Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (i)  cash;

           (ii)  check;

          (iii)  surrender of other Shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised; or

          (iv)  delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

        5.    Restrictions on Exercise.    This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6.    Termination of Status as a Service Provider.    If the Optionee ceases to be a Service Provider, the Optionee may, but only within three (3) months after the date the Optionee ceases to be a Service Provider, exercise this Option to the extent that the Optionee was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, and to the extent the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        7.    Disability of Optionee.    Notwithstanding the provisions of Section 6 above, if the Optionee is unable to continue as a Service Provider as a result of the Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six (6) months from the date of termination, exercise this Option to the extent the Optionee was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, and to the extent the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        8.    Death of Optionee.    In the event of the death of the Optionee, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

        9.    Non-Transferability of Option.    This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10.    Term of Option.    This Option may not be exercised more than ten (10) years from the Grant Date of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Director's Stock Option Agreement.

        11.    Taxation Upon Exercise of Option.    OPTIONEE SHOULD CONSULT A TAX ADVISOR UPON RECEIVING AND BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. Optionee understands that, upon exercise of this Option, the Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares purchased over the exercise price paid for such Shares. Upon a resale of such Shares by the Optionee, any difference between the sale price and the fair market value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

        12.    Adjustments.    All references to the number of shares, the exercise price per share, and other terms in this Director's Stock Option Agreement may be appropriately adjusted, in the discretion of the Board, as provided in the Plan.

        13.    No Restriction on Right of Company to Effect Corporate Changes.    This Director's Stock Option Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        14.    Entire Agreement; Governing Law.    The Plan and this Director's Stock Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Director's Stock Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

MIPS TECHNOLOGIES, INC., a Delaware corporation
By:

Title:

        Optionee acknowledges receipt of a copy of the Plan and represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of this Director's Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

Optionee

EXHIBIT 1
DIRECTOR'S OPTION EXERCISE NOTICE

        I hereby elect to exercise (purchase) my stock options under and pursuant to MIPS Technologies, Inc. Directors' Stock Option Plan (the "Plan") and the respective Director's Stock Option Agreement(s) set forth below for the number of shares of Common Stock (the "Shares") set forth below.

Director's Option Grant Number	Number of Shares (A)	Exercise Price/Share (B)	Total Due Company (A × B)

TOTAL

        Intended Date of Exercise:

        I shall use the following method of exercise (please check one of the following and supply the requested information):

"Cashless" Exercise/Same-Day Sale	Exercise and Hold

I shall use the following broker:	I shall pay through the following method:

Brokerage House

Mailing Address

City, State, Zip

Account Number

If only a partial same-day sale, please instruct the transfer agent to deliver the shares not being sold as follows:

Name to appear on certificate
            Personal Check                        Funded by Broker

Please instruct the transfer agent to deliver the shares as follows:

Name as to appear on certificate or brokerage firm name if a brokerage firm funded the cost of your exercise

Brokerage House (if being mailed there)

Mailing Address

City, State, Zip

Account Number (if applicable)

In connection with this exercise, I (i) have received a copy of the Plan and my Director's Stock Option Agreement and agree to abide by and be bound by their terms and conditions; (ii) understand that the certificate(s) representing the Shares may bear a legend with certain restrictions; (iii) understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the shares and represent that I have consulted with any tax consultant(s) I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice; (iv) have arranged for delivery to the Company of the aggregate purchase price for the Shares that I have elected to purchase and have made provision for the payment of any federal or state taxes required to be paid; and (v) understand my exercise will not be effective until payment is received by the Company.

Submitted by:

OPTIONEE:
Date:

(Signature)

This form must be submitted to the Stock Administration Department, MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, CA 94043 (Fax: 650-567-5150) each time you wish to exercise stock options granted to you under the Plan.

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DIRECTOR'S STOCK OPTION AGREEMENT (Renewal Grant) under the MIPS TECHNOLOGIES, INC. DIRECTORS' STOCK OPTION PLAN